Amended Annex A

The compensation payable under Paragraph 5 of the Management Agreement between Goldman Sachs Trust and each of the undersigned shall be as follows:

Goldman Sachs Asset Management
                                                                     Annual Rate
Goldman Sachs Government Income Fund                                      0.65%
Goldman Sachs Municipal Income Fund                                       0.55%
Goldman Sachs High Yield Fund                                             0.70%
Goldman Sachs High Yield Municipal Fund8                                  0.55%
Goldman Sachs Enhanced Income Fund9                                       0.25%
Goldman Sachs Balanced Fund                                               0.65%
Goldman Sachs Growth and Income Fund                                      0.70%
Goldman Sachs CORE Large Cap Value Fund4                                  0.60%
Goldman Sachs CORE Large Cap Growth Fund                                  0.75%
Goldman Sachs CORE Small Cap Equity Fund1                                 1.00%
Goldman Sachs CORE International Equity Fund1                             1.00%
Goldman Sachs CORE Tax -Managed Equity Fu                                 0.75%
Goldman Sachs Mid Cap Value                                               0.75%
Goldman Sachs Small Cap Value Fund                                        1.00%
Goldman Sachs Real Estate Securities Fund1                                1.00%
Goldman Sachs Strategic Growth Fund5                                      1.00%
Goldman Sachs Growth Opportunities Fund5                                  1.00%
Goldman Sachs Internet Tollkeeper Fund6                                   1.00%
Goldman Sachs Large Cap Value Fund8                                       0.75%
Goldman Sachs Research Select Fund9                                       1.00%
Goldman Sachs-Financial Square Prime Obligations Fund                    0.205%
Goldman Sachs-Financial Square Money Market Fund                         0.205%
Goldman Sachs-Financial Square Treasury Obligations Fund                 0.205%
Goldman Sachs-Financial Square Treasury Instruments Fund                 0.205%
Goldman Sachs-Financial Square Government Fund                           0.205%
Goldman Sachs-Financial Square Federal Fund                              0.205%
Goldman Sachs-Financial Square Tax-Free Money Market Fund                0.205%

Goldman Sachs Funds Management L.P.

Goldman Sachs CORE U.S. Equity Fund                                       0.75%
Goldman Sachs Capital Growth Fund                                         1.00%

Goldman Sachs Asset Management International

Goldman Sachs Global Income Fund                                          0.90%
Goldman Sachs International Equity Fund                                   1.00%
Goldman Sachs Emerging Markets Equity Fund                                1.20%
Goldman Sachs Asia Growth Fund                                            1.00%
Goldman Sachs International Growth Opportunities Fund2                    1.20%
Goldman Sachs Japanese Equity Fund2                                       1.00%
Goldman Sachs European Equity Fund3                                       1.00%


Goldman Sachs Asset Management and
Goldman Sachs Asset Management International

Goldman Sachs Global Consumer Growth Fund10                               1.10%
Goldman Sachs Global Financial Services Fund10                            1.10%
Goldman Sachs Global Health Sciences Fund10                               1.10%
Goldman Sachs Global Infrastructure and Resources Fund10                  1.10%
Goldman Sachs Global Technology Fund10                                    1.10%






PURSUANT TO AN EXEMPTION FROM THE COMMODITIES FUTURES TRADING COMMISSION ("CFTC") IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE CLIENTS, THIS ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN FILED WITH THE CFTC. THE CFTC DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OR COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE CFTC HAS NOT REVIEWED OR APPROVED THE TRADING PROGRAM ADOPTED HEREUNDER OR ANY BROCHURE OR ACCOUNT DOCUMENT.


                                          GOLDMAN SACHS TRUST

                                          By:_____________________________
                                             Name: Douglas C. Grip
                                             Title: President of the Registrant

GOLDMAN SACHS ASSET MANAGEMENT, a division of Goldman, Sachs & Co.

                                          By:_____________________________
                                             Name: David B. Ford
                                             Title: Managing Director

                                          GOLDMAN SACHS FUNDS MANAGEMENT, L.P.,
                                           an affiliate of Goldman, Sachs & Co.

                                          By:_____________________________
                                             Name: David B. Ford
                                             Title: Managing Director

GOLDMAN SACHS ASSET MANAGEMENT INTERNATIONAL, an affiliate of Goldman, Sachs Co.

By:______________________________
Name:  David B. Ford
Title: Managing Director



                                                        Dated:  January 30, 2001




1 Please note that the CORE Small Cap Equity Fund, CORE International Equity Fund and Real Estate Securities Fund were approved at the July 21, 1997 Goldman Sachs Trust Board Meeting. 2 Please note that the International Small Cap Fund and Japanese Equity Fund were approved at the April 23, 1998 Goldman Sachs Trust Board Meeting. 3 Please note that the European Equity Fund was approved at the July 22, 1998 Goldman Sachs Trust Board Meeting.
4 Please note that the CORE Large Cap Value Fund was approved at the November 3, 1998 Goldman Sachs Trust Board Meeting. 5 Please note that the Strategic Growth Fund and Growth Opportunities Fund were approved at the April 28, 1999 Goldman Sachs Trust Board Meeting. 6 Please note that the Internet Tollkeeper Fund was approved at the July 27, 1999 Goldman Sachs Trust Board Meeting. 7 Please note that the Large Cap Value Fund was approved at the October 26, 1999 Goldman Sachs Trust Board Meeting. 8 Please note that the High Yield Municipal Fund and the CORE Tax-Managed Equity Fund were approved at the February 3, 2000 Goldman Sachs Trust Board Meeting. 9 Please not that the Goldman Sachs Research Select Fund and Goldman Sachs Enhanced Income Fund were approved at the April 26, 2000 Goldman Sachs Trust Board Meeting 10 Please note that the Global Consumer Growth Fund, Global Financial Services Fund, Global Health Sciences Fund, Global Infrastructure and Resources Fund, and Global Technology Fund were approved at the January 30, 2001 Goldman Sachs Trust Board Meeting.